UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 19, 2024

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On December 19, 2024 (the “Closing Date”), certain of CVR Energy, Inc.’s (the “Company”) subsidiaries, CVR CHC, LP, CVR FHC, LP, CVR RHC, LP and CVR Refining, LP (together, the “Borrowers”), entered into that certain Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with Mizuho Bank, Ltd., as agent (the “Term Agent”), and the lenders from time to time party thereto. The Term Loan Credit Agreement provides for a senior secured term loan facility in an initial principal amount of $325.0 million (“Term Loan Credit Facility”), which was borrowed in full on the Closing Date with an original issue discount of 1.00%. The Company will use the net proceeds of the Term Loan Credit Facility for capital expenditures (including major scheduled turnaround costs) and to pay fees, costs, and expenses incurred in connection with the Term Loan Credit Facility. The borrowings under the Term Loan Credit Facility may be repaid or prepaid in accordance with the terms of the Term Loan Credit Facility as further described below, but once repaid or prepaid, may not be reborrowed.

Interest Rate: At the option of the Borrowers, loans under the Term Loan Credit Facility bear interest at a variable rate based on the Term SOFR (as defined in the Term Loan Credit Agreement) plus 4.00% per annum, or an alternate base rate, plus 3.00%.

Amortization and Final Maturity: The Term Loan Credit Agreement requires the Borrowers to make scheduled quarterly principal amortization payments in an amount equal to 0.25% of the aggregate principal amount of the initial term loans, with a balance of the principal due on the scheduled maturity date of December 30, 2027.

Mandatory and Voluntary Prepayments: In addition, the Term Loan Credit Agreement requires the Borrowers to prepay outstanding term loans, subject to certain exceptions and the intercreditor agreement discussed below, with (i) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by the Borrowers or any of the Borrowers’ restricted subsidiaries and 100% of the net cash proceeds from certain insurance and condemnation events with respect to the Company’s assets, in each case, subject to certain thresholds and reinvestment rights, and (ii) 100% of the Company’s and its restricted subsidiaries’ net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted under the Term Loan Credit Agreement.

If (i) the Borrowers (a) make any voluntary prepayment of the loans (other than in connection with a Change of Control (as defined in the Term Loan Credit Agreement)), (b) make any mandatory prepayment of the loans upon the issuance or incurrence of debt obligations for borrowed money not permitted under the Term Loan Credit Agreement (other than in connection with a Change of Control) or (c) make a prepayment of the loans under the Term Loan Credit Facility in connection with a repricing transaction, (ii) the loans are accelerated or (iii) the loans are assigned due to the Borrowers’ rights to replace a lender, in any case, within one year after the Closing Date, the Borrowers will pay a call premium on such prepaid amount or on the amount outstanding at the time a repricing, acceleration or assignment of the loans occurs. The call premium is 2.0% from the Closing Date up to (but not including) the date that is six months after the Closing Date and 1.0% from the date that is six months after the Closing Date up to (but not including) the date that is one year from the Closing Date.

Guarantees and Security: Pursuant to certain guaranty and security agreements, the obligations under the Term Loan Credit Agreement are guaranteed by the Borrowers’ direct and indirect, existing and future, wholly owned domestic subsidiaries. The obligations under the Term Loan Credit Facility and the related guarantees are secured by a second priority lien over substantially all of the Borrowers’ and each guarantor’s inventory, accounts and payment intangibles, chattel paper, deposit and securities accounts and related books, records, instruments and other personal property, subject to certain customary exceptions (the “ABL Priority Collateral”), and a first priority lien over substantially all of the Borrowers’ and each guarantor’s other assets, including all of the equity interests of any subsidiary held by the Borrowers or any guarantor and certain real property owned by the Borrowers and the guarantors (such real property and equity interests, the “Term Priority Collateral”), in each case subject to certain customary exceptions. The liens securing the Term Loan Credit Facility are subject to an intercreditor agreement executed by the Term Agent and Wells Fargo Bank, National Association, as administrative agent under the Amended and Restated ABL Credit Agreement of CVR Refining, LP and certain of its subsidiaries party thereto, and acknowledged by the Borrowers and the guarantors. Certain excluded assets will not be included in the Term Priority Collateral and the ABL Priority Collateral.

Restrictive Covenants and Other Matters: The Term Loan Credit Facility requires the Borrowers to comply with certain customary negative covenants that, among other things and subject to certain exceptions, restrict the ability of the Borrowers and guarantors to incur indebtedness or make guarantees of indebtedness, incur liens, make investments, loans and acquisitions, dispose of assets, engage in a merger, consolidation or liquidation, pay dividends, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries. Additionally, the Term Loan Credit Facility includes a mechanism pursuant to which certain newly formed subsidiaries of the Borrowers will be joined as loan parties to the Term Loan Credit Facility. The Term Loan Credit Facility contains customary representations and warranties, affirmative covenants and events of default. If an event of default occurs and is not cured or waived, the lenders under the Term Loan Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the Term Loan Credit Agreement and all actions permitted to be taken by a secured creditor.

Incremental Facility: The Term Loan Credit Agreement provides that the Borrowers have the right at any time to request incremental term loans in an aggregate amount, together with the aggregate amount of Incremental Equivalent Debt (defined below) up to the sum of (i) the greater of (a) $100.0 million and (b) 33% of EBITDA (as defined in the Term Loan Credit Agreement) for the four fiscal quarters ended immediately prior to such date for which internal financial statements are available and (ii) the amount of any voluntary prepayment of any term loans, incremental loans and certain indebtedness secured on a pari passu basis with the Term Loan Credit Facility. The Company may, at its option, incur certain indebtedness in the form of loans or notes that is secured on a pari passu or junior basis with the Term Loan Credit Facility or that is unsecured or subordinated in lieu of incurring incremental term loans (the “Incremental Equivalent Debt”) in an amount not to exceed the amount described above. The lenders under the Term Loan Credit Facility are not under any obligation to provide any such incremental commitments or loans and any such addition of or increase in commitments or loans are subject to certain customary conditions precedent.

The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Assignment and Assumption of Units (Midway Pipeline LLC)

On December 23, 2024, a subsidiary of the Company, Coffeyville Resources Pipeline, LLC, sold the 50% limited liability company interests (the “Membership Interests”) it owned in Midway Pipeline LLC (“Midway”) to Plains Pipeline, L.P. pursuant to an Assignment and Assumption of Units (the “Assignment”) in exchange for cash consideration of approximately $90 million. Midway operates a crude oil pipeline that connects the Company’s Coffeyville refinery to a crude oil hub in Cushing, Oklahoma. In connection with the sale of the Membership Interests, a subsidiary of the Company entered into a pipeline agreement with Midway that allows the Company to deliver a variety of crude oils from Cushing, Oklahoma to the Coffeyville refinery over the long term.

The foregoing description of the Assignment is qualified in its entirety by reference to the complete terms and conditions of the Assignment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information concerning the Term Loan Credit Agreement set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1*†
Term Loan Credit Agreement, dated as of December 19, 2024, by and among CVR CHC, LP, CVR RHC, LP, CVR FHC, LP and CVR Refining, LP, as the Borrowers, Mizuho Bank, Ltd., as agent and as joint lead arranger and joint bookrunner, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, and the lenders that are parties thereto.

10.2*†	Assignment and Assumption of Units, dated as of December 23, 2024, by and between Coffeyville Resources Pipeline, LLC and Plains Pipeline, L.P.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*    Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplemental copies of the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.
†    Certain information was redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2024

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary